Exhibit 10.3

2014 CHAIRMAN RESTRICTED STOCK UNIT AGREEMENT
This 2014 Chairman Restricted Stock Unit Agreement (this “Agreement”) is between Oceaneering International, Inc. (the “Company”) and JOHN R. HUFF (the “Participant”), the nonemployee Chairman of the Board of Directors of the Company (“Chairman”), regarding an award (“Award”) of          units (“Restricted Stock Units”) representing shares of Common Stock (as defined in the 2010 Incentive Plan of Oceaneering International, Inc. (the “Plan”), awarded to the Participant effective February __, 2014 (the “Award Date”), such number of Restricted Stock Units subject to adjustment as provided in Section 15 of the Plan, and further subject to the following terms and conditions:
1.Relationship to Plan. This Award is subject to all of the terms, conditions and provisions of (i) the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee thereunder and are in effect on the date hereof, and (ii) the Amended and Restated Service Agreement dated December 21, 2006, and as amended by the modification thereto dated December 15, 2008, between the Participant and the Company (together, the “Service Agreement”), except for: (a) the provisions for vesting and settlement in Sections 2(c), 7(b) and 7(c) below; and (b) the Participant’s agreement in this clause (b) that the Participant is not eligible in 2014 for any retainers or meeting fees applicable to nonemployee members of the Board of Directors of the Company. In the event of a conflict between this Agreement and the Service Agreement, the Service Agreement shall control the Participant’s rights under this Agreement. Except as defined or otherwise specifically provided herein, capitalized terms shall have the same meanings ascribed to them under the Plan and the Service Agreement.

2.Vesting.

(a)All Restricted Stock Units subject to this Award shall vest in full on the third anniversary of the Award Date, provided the Participant is Chairman on such anniversary.

(b)Restricted Stock Units subject to this Award shall vest, irrespective of the provisions set forth in subparagraph (a) above, provided that the Participant has continuously served as Chairman from the Award Date until the December 15th following the later of (i) the Award Date, and (ii) his attainment of Retirement Age, in the following amounts provided the Participant is serving as Chairman on the applicable December 15th:

(i)on December 15, 2014, one-third of the Award shall be vested;

(ii)on December 15, 2015, an additional one-third of the Award shall be vested; and

(iii)on December 15, 2016, the entire Award shall be vested.

(c)All Restricted Stock Units (and any substitute security and cash component distributed in connection with a Change of Control) subject to this Award shall vest in full, irrespective of the provisions set forth in subparagraphs (a) or (b) above, provided that the

Participant has continuously served as Chairman since the Award Date, upon the Participant ceasing to serve as Chairman under any of the circumstances referred to in Section 4(a) of the Service Agreement (determined as if such cessation had occurred during Agreement Phase B).

(d) For purposes of this Agreement,

(i)“Change of Control” means:

(A)any Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act and the rules and regulations promulgated thereunder), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s outstanding Voting Securities, other than through the purchase of Voting Securities directly from the Company through a private placement; or

(B)individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the Directors comprising the Incumbent Board shall from and after such election be deemed to be a member of the Incumbent Board; or

(C)the Company is merged or consolidated with another corporation or entity, and as a result of such merger or consolidation less than 60% of the outstanding Voting Securities of the surviving or resulting corporation or entity shall then be owned by the former shareholders of the Company; or

(D)the consummation of a (i) tender offer or (ii) exchange offer by a Person other than the Company for the ownership of 20% or more of the Voting Securities of the Company then outstanding; or

(E)all or substantially all of the assets of the Company are sold or transferred to a Person as to which:

(1)the Incumbent Board does not have authority (whether by law or contract) to directly control the use or further disposition of such assets; and

(2)the financial results of the Company and such Person are not consolidated for financial reporting purposes.

(F)Anything else in this definition to the contrary notwithstanding:

(1)    no Change of Control shall be deemed to have occurred by virtue of any transaction which results in the Participant, or a group of Persons which includes the Participant, acquiring more than 20% of either the combined voting power of the Company’s outstanding Voting Securities or the Voting Securities of any other corporation or entity which acquires all or substantially all of the assets of the Company, whether by way of merger, consolidation, sale of such assets or otherwise; and
(2)    no Change of Control shall be deemed to have occurred unless such event constitutes an event specified in Code Section 409A(a)(2)(A)(v) and the Treasury Regulations promulgated thereunder.
(ii)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(iii)“Person” means, any individual, corporation, partnership, “group” (as such term is used in Rule 13d-5 under the Exchange Act), association or other “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the related rules and regulations promulgated thereunder.

(iv)“Retirement Age” means the earlier to occur of:

(A)age 65 or more, or

(B)age 60 or more with at least 15 years of continuous service with the Company, provided that the Participant has remained in service with the Company until the earlier to occur of (A) or (B). The Company hereby acknowledges that Participant has satisfied the requirements of “Retirement Age” as set forth herein as of the date of this Agreement.

(v)“Voting Securities” means, with respect to any corporation or other business enterprise, those securities, which under ordinary circumstances are entitled to vote for the election of directors or others charged with comparable duties under applicable law.

3.Forfeiture of Award. If the Participant ceases to serve as Chairman under any of the circumstances or events that would constitute the Participant refusing to serve as Chairman if the provisions of Section 4(b) of the Service Agreement were applicable, all unvested Restricted Stock Units as of the date Participant no longer serves as Chairman shall be forfeited.

4.Registration of Units. The Participant’s right to receive the Restricted Stock Units shall be evidenced by book entry registration (or by such other manner as the Committee may determine).

5.No Dividend Equivalent Payments. The Company will not pay dividend equivalents on any outstanding Restricted Stock Units.

6.Shareholder Rights. The Participant shall have no rights of a shareholder with respect to shares of Common Stock subject to this Award unless and until such time as the Award has been settled by the transfer of shares of Common Stock to the Participant.

7.Settlement and Delivery of Shares.

(a)Unless settled earlier pursuant to Sections 7(b) or 7(c) below, settlement of vested Restricted Stock Units that vest in accordance with Section 2(a) above shall be made as soon as administratively practicable after vesting. Unless settled earlier pursuant to Sections 7(b) or 7(c)

below, settlement of vested Restricted Stock Units that vest in accordance with Section 2(b) above shall be made as soon as administratively practicable after the third anniversary of the Award Date.
(b)Upon Participant ceasing to serve as Chairman as a result of any circumstances or events that would constitute the Participant refusing to serve as Chairman if the provisions of Section 4(b) of the Service Agreement were applicable, settlement of the Restricted Stock Units that have vested in accordance with Section 2(b) above, shall be made as soon as administratively practicable after the third anniversary of the Award Date.

(c)Upon Participant ceasing to serve as Chairman under circumstances resulting in vesting under Section 2(c) above, any unvested Restricted Stock Units shall be vested pursuant to Section 2(c) above and settlement of all such vested Restricted Stock Units shall be made as soon as administratively practicable after such cessation of service.

(d)Settlement will be made by payment in shares of Common Stock.

(e)The Company shall not be obligated to deliver any shares of Common Stock if counsel to the Company determines that such sale or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.

8.Notices. Unless the Company notifies the Participant in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement or the Plan shall be in writing addressed to the Corporate Secretary of the Company and shall be: (a) by registered or certified United States mail, postage prepaid, to 11911 FM 529, Houston, Texas 77041-3011; or (b) by hand delivery or otherwise to 11911 FM 529, Houston, Texas 77041-3011. Any such notice shall be deemed effectively delivered or given upon receipt.

Notwithstanding the foregoing, in the event that the address of the Company’s principal executive offices is changed prior to the date of any settlement of this Award, notices shall instead be made pursuant to the foregoing provisions at the then current address of the Company’s principal executive offices.
Any notice or other communication to the Participant with respect to this Agreement or the Plan shall be given in writing and shall be deemed effectively delivered or given upon receipt or, in the case of notices mailed by the Company to the Participant, five days after deposit in the United States mail, postage prepaid, addressed to the Participant at the address specified at the end of this Agreement or at such other address as the Participant hereafter designates by written notice to the Company.
9.Assignment of Award. Except as otherwise permitted by the Committee and as provided in the immediately following paragraph, the Participant’s rights under the Plan and this Agreement are personal, and no assignment or transfer of the Participant’s rights under and interest in this Award may be made by the Participant other than by a domestic relations order. This Award is payable during his lifetime only to the Participant, or in the case of the Participant being mentally incapacitated, this Award shall be payable to his guardian or legal representative.

The Participant may designate a beneficiary or beneficiaries (the “Beneficiary”) to whom the Award under this Agreement, if any, will pass upon the Participant’s death and may change such designation from time to time by filing with the Company a written designation of Beneficiary on the form attached hereto as Exhibit A, or such other form as may be prescribed by the Committee; provided that no such designation shall be effective unless so filed prior to the death of the Participant and no such designation shall be effective as of a date prior to receipt by the Company. The Participant may change his Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation that the Company receives in accordance with the foregoing provisions will be controlling. Following the Participant’s death, the Award, if any, will pass to the designated Beneficiary and such person will be deemed the Participant for purposes of any applicable provisions of this Agreement. If no such designation is made or if the designated Beneficiary does not survive the Participant’s death, the Award shall pass by will or, if none, then by the laws of descent and distribution.
10.Withholding. The Company’s obligations under this Agreement shall be subject to the satisfaction of all applicable tax withholding requirements including those related to federal, state and local income and employment taxes (the “Required Withholding”). The Company may withhold an appropriate amount of cash (with respect to the payment of dividend equivalents) or number of shares from the Common Stock that would otherwise have been delivered to the Participant (with respect to the settlement of the Award) necessary to satisfy the Participant’s Required Withholding, and deliver the remaining amount of cash or shares of Common Stock to the Participant, unless the Participant has made arrangements with the Company for the Participant to deliver to the Company cash, check, other available funds or shares of previously owned Common Stock for the full amount of the Required Withholding by 5:00 p.m. Central Standard Time on the date an amount is included in the income of the Participant. The amount of the Required Withholding and the number of shares to satisfy the Participant’s Required Withholding shall be based on the Fair Market Value of the shares on the date prior to the applicable date of income inclusion.

11.Stock Certificates. Any certificates representing the Common Stock issued pursuant to the settlement of an Award will bear all legends required by law and necessary or advisable to effectuate the provisions of the Plan and this Award. The Company may place a “stop transfer” order against shares of the Common Stock issued pursuant to this Award until all restrictions and conditions set forth in the Plan or this Agreement and in the legends referred to in this Section 11 have been complied with.

12.Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Participant may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted in Section 9 of this Agreement.

13.No Service as Chairman Guaranteed. No provision of this Agreement shall confer any right upon the Participant to serve as Chairman.

14.Code Section 409A Compliance. This Award is intended to satisfy the requirements of Section 409A of the Code or alternatively, the short-term deferral exclusion under Section 409A of the Code and related regulations and Treasury pronouncements.

15.Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas, excluding any choice of law provision thereof that would result in the application of the laws of any other jurisdiction.

16.Amendment. Except as set forth herein, this Agreement cannot be modified, altered or amended except by an agreement, in writing, signed by both the Company and the Participant.

OCEANEERING INTERNATIONAL, INC.

Award Date:	February __, 2014	By:	/S/ DAVID K. LAWRENCE
David K. Lawrence
Vice President, General Counsel
and Secretary

The Participant hereby accepts the foregoing 2014 Chairman Restricted Stock Unit Agreement, subject to the terms and provisions of the Plan and administrative interpretations thereof referred to above.

PARTICIPANT:

Date:

Participant’s Address:

Exhibit A to 2014 Chairman
Restricted Stock Unit Agreement

Designation of Beneficiary
I,                  (“Participant”), hereby declare that upon my death, ___________________________________________________ (the “Beneficiary”) of ___________________________________________________ (address), who is my ________________________ (relationship), will be entitled to the Award which may become payable under the Plan and all other rights accorded the Participant under the Participant’s 2013 Chairman Restricted Stock Unit Agreement (capitalized terms used but not defined herein have the respective meanings assigned to them in such agreement).
It is understood that this designation of Beneficiary is made pursuant to the Agreement and is subject to the conditions stated therein, including the Beneficiary’s survival of Participant. If any such condition is not satisfied, such rights shall devolve according to the Participant’s last will and testament, or if none, then the laws of descent and distribution.
It is further understood that all prior designations of beneficiary under the Agreement are hereby revoked upon the filing of this designation with the Company. This designation of Beneficiary may only be revoked in writing, signed by the Participant, and filed with the Corporate Secretary of the Company prior to the Participant’s death.

Participant    _____________________

Date        _____________________